                                                                EXHIBIT 23



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Genovese Drug Store, Inc.:

We consent to the incorporation by reference in the Registration Statement on Forms S-8 for the 1984 Employee Stock Option and Appreciation Rights Plan and the 1987 Executive Bonus and Stock Plan of our report dated March 5, 1996 appearing in this Annual Report on Form 10-K of Genovese Drug Stores, Inc. for the year ended February 2, 1996.



/s/  DELOITTE & TOUCHE LLP



Jericho, New York
April 22, 1996